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                                                                    EXHIBIT 99.1

NEWS RELEASE

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
MEDIA CONTACTS:                                   INVESTOR RELATIONS:
Laura Heinrich          Nicole Morodan            Tania Almond
Digex, Inc.             MS&L, for Digex           Digex, Inc.
240.456.3488            212.213.7140              240.456.3800
laurah@digex.com        nmorodan@mslpr.com        tania.almond@digex.com
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                      DIGEX ANNOUNCES THIRD QUARTER RESULTS
                          REVENUE UP 45% YEAR-TO-DATE;
           CONTINUES EXPANSION OF ITS GLOBAL ENTERPRISE CUSTOMER BASE

LAUREL, MD, OCTOBER 24, 2001 - Digex, Incorporated (Nasdaq: DIGX), the leading managed hosting provider for business on the Internet, today announced revenues of $52.3 million for the quarter-ended September 30, 2001, a 19% increase over the year-ago level. Managed servers totaled 3,768 with average monthly revenue per server of $4,245. EBITDA* losses totaled $15.1 million with net loss totaling $51.2 million, or $0.80 per share.

With the support of WorldCom, we continue to solidify our industry-leading position in managed hosting," said Mark Shull, president and chief executive officer. "We are seeing solid movement among enterprises in leveraging application server technology and network-centric computing to enhance core business processes and services. The Digex-WorldCom team is well positioned and growing stronger in this important new enterprise computing market."

"Many of the changes that we made through our sales organization in the first half of the year started to show results in a number of metrics through the quarter," said John Callari, senior vice president of sales. "A great example of one of those metrics is the number of quality organizations that are choosing
Digex as their managed Web and application hosting service provider: ATOFINA
Chemicals, CCA Global Partners, Cartier, Converse Inc., Diageo, JB Oxford &
Company, MDL Information Systems, Inc., Manitowoc Company, Inc., MedeFinance
Inc., Mount St. Mary's College, Norwegian Cruise Line, Personic Inc.,
Porter-Novelli, SANYO North America Corp., and Universal Sports Club.
Additionally, a number of our existing customers have upgraded their services with Digex including; Amtrak National Railroad Passenger Corp, Bacon's
Information Inc., Cummins Inc. and Ford. We are very pleased with our continued expansion of our global enterprise customer base in the quarter, as Digex and WorldCom added 82 new customers, up 86% over 3Q00 adds and up 11% sequentially."

"As a result of customers' continuing deployment of more complex applications, Digex added support for a number of applications and launched the Digex
Application Optimization Center (AOC) this quarter," said Rebecca Ward, president product management, engineering and marketing. "Application server technology supported at Digex includes Microsoft's .NET Enterprise Server Suite, iPlanet Application Server, IBM WebSphere and BEA WebLogic. This support includes Digex-engineered and automated installations, tier 2 and 3 level support, upgrade and integration services. Digex offers a clear and concise support matrix outlining the level of support it provides for these applications allowing the customer to make better IT staffing and budgetary decisions."
Recent research by Gartner Dataquest predicts that "the North


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American Web hosting market will see a compound annual growth rate of more than 40% through 2005. Certain segments within the hosting market will grow faster, such as the managed and professional services area."(1) "Midsize to large enterprise clients with more than basic hosting requirements will benefit by tapping into competencies such as: complex managed hosting, security services and Web site architecture tuning."(2)

"Our capital investments for the quarter totaled $30.4 million with cumulative capex for 2001 totaling approximately $95 million, about a 44% decline from the year ago level," said Tim Adams, chief financial officer. "A good portion of this decrease in spending is a result of the efficiencies we are achieving with WorldCom."

Quota-carrying salespeople totaled 157 out of a total Digex employee base of 1,404, as of September 30, 2001.

ADDITIONAL QUARTERLY HIGHLIGHTS FOR DIGEX INCLUDE:
o    Expanded application support for BEA WEBLOGIC 6.0 for Windows and UNIX.
     WebLogic 6.0 offers increased manageability, distributed transaction management, load balancing and clustering capabilities, enhanced XML support and is certified Java 2 Enterprise Edition (J2EE) compliant. The
     Digex solution includes an automated standard server build; installation and configuration with 24x7 troubleshooting support; application monitoring, including content matches and optional transaction monitoring;
     and backup and recovery.

o Realigned the professional services organization with the introduction of DIGEX APPLICATION OPTIMIZATION CENTER (AOC) to help clients enhance their application performance. The addition of the Digex AOC reflects the company's focus on comprehensive solutions for the application layer of its clients' architectures. The AOC focuses on application optimization, testing, migration and performance enhancements. Available services include pre- and post-production integration and deployment services, migration services, performance testing, scalability assessment and optimization.

o    Achieved ISO 9001:2000 registration for the Digex Application Optimization
     Center (AOC), demonstrating a commitment to quality production processes and procedures.

o    Launched the DIGEX NAS STORAGE OFFERING with the introduction of the Compaq
     N2400. Scalable from 218GB to 1.8TB, the Compaq TaskSmart N2400 offers
     Digex clients a means to consolidate disparate information from multiple web servers into a heterogeneous file sharing system. With the addition of new service, Digex continues to add to its industry-leading range of storage options (DAS,NAS,SAN) to provide secure, reliable management of critical corporate data.

o Engineered an ENHANCED V SPANNING-TREE networking architecture. This is a standardized customer VLAN design across the Digex SmartCenters. The provisioning process for a customer VLAN with this unique design has improved by over 90%, down to 4 steps from 42.



-----------------
(1) Gartner "Viability of the US Web Hosting Market: Down but Not Out",Ted
    Chamberlin, September 19, 2001.
(2) Gartner, "Digex: In the Promised Land of Web Hosting," Ted Chamberlain,
    April 5, 2001.

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o    Added the CHECKPOINT/NOKIA IP740 MANAGED FIREWALL to the Digex Managed
     FireWall product line for clients with high demand transaction web sites.
     The new offering, which provides up to a gigabit of throughput, is designed to meet the demands for higher performance by increasing the number of concurrent connections per second, increasing throughput, supporting increases in client back-up traffic and enabling smaller prescribed back-up windows.

o Introduced ORACLE 9i, the latest version of Oracle's powerful database for enterprise computing. Enhanced features of this version upgrade provide improved reliability, secured data management for high-end applications, OLTP, and data warehousing.

o Signed an agreement with ORACLE OEM services for database management tools on both Windows and UNIX platforms. Experienced and certified Digex DBAs will use these new capabilities when providing Oracle DBA support directly to clients.

o    Deployed 16 REGIONAL SALES TEAMS in domestic locations that include;
     Atlanta, Miami, Boston, Chicago, Dallas, Detroit, East Rutherford, Los
     Angeles, D.C metro-area, New York City, Orange County, Philadelphia, San
     Francisco and San Jose.

o Standardized a complete OUT-OF-BAND MANAGEMENT NETWORK DESIGN across all domestic and international data centers. This design is separate and isolated from our customer traffic, allowing Digex to centrally and remotely managed and troubleshoot servers anywhere.

o Released the FEATURE PACK 1 update for the Digex ClientCentral portal with additional functionality for clients to communicate directly with Digex
     Operations. This includes additional templates for detailed issue reporting and management to enable our customers to support help tickets and ensure rapid response.

FINANCIAL HIGHLIGHTS FOR DIGEX INCLUDE:
o    Revenue mix for the third quarter was approximately:
                                    Enterprise       75%
                              Internet-centric       21%
                        ASP and other channels       4%

o SG&A expense as a percentage of total revenue was 68.7%, down 1,650 basis points from the year-ago level, and declined in absolute dollars by 4.0% and 1.8% from 3Q00 and 2Q01, respectively
o    Annualized revenue per customer was approximately $319,000
o Capital investments for the quarter totaled $30.4 million, down 11% sequentially

DIGEX EXPECTS FULL YEAR 2001 RESULTS AS FOLLOWS:
o    Expected revenue in the range of $200-$215 million
o    Expected gross margin in the range of 43%-47%
o    Expected EBITDA* losses in the range of $55-$65 million
o    Net loss per share of approximately $3.05-$3.15
o    Capital investments in the range of $130-$150 million


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QUARTERLY CONFERENCE CALL
Digex will host a conference call on Wednesday, October 24, at 5:00 p.m. EDT to review its third quarter results. To participate on this call, dial (800)
779-5318 or (712) 257-2476 (International), pass code "DIGEX". In addition, you may listen to a live audio Web cast of this call by going to http://www.e-meetings.wcom.com. Click on "Attend a Webcast". From the Audio
Streaming/Replay menu, select "Leader/Participant Join". Type in the conference
ID: 9257709 and pass code: "DIGEX".

A replay of the call will be available from Wednesday, October 24, 2001 at 7:00
p.m. EDT through Thursday, November 1, 2001 at 5:00 p.m. EDT by dialing (800)
945-7739 or (402) 220-3580 (International). A replay of the audio Web cast will be available for 30 days by going to http://www.e-meetings.wcom.com and following the directions listed above. You can also listen to an archive of the call by visiting our website at http://www.digex.com/investors.htm and clicking on the Audio Archive link.

FORWARD LOOKING STATEMENTS
Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

                                   ABOUT DIGEX
--------------------------------------------------------------------------------
Digex is the leading managed hosting provider for business on the Internet.
Digex customers, from mainstream enterprise corporations, Internet-based businesses and Application Service Providers (ASPs), leverage Digex's services to deploy secure, scaleable, high performance business solutions, including electronic retailing, online financial services, online procurement and customer self-service applications. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Additional information on Digex is available at www.digex.com .

INTERNET USERS: Digex news releases and other useful information are available on the Digex Web site at www.digex.com. To receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of the site and click on the "Investor Information Request Form" link.

*EBITDA before certain charges consists of earnings (net loss) before interest expense, interest income and other, merger related expenses, foreign exchange gain or loss, income taxes, deferred compensation, depreciation, and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should also not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. This caption excludes components that are significant in understanding and assessing the results of operations and cash flows. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles and as a result EBITDA before certain

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charges may not be comparable to similarly titled measures used by other companies. However, the Company believes that EBITDA before certain charges is relevant and useful information that is often reported and widely used by analysts, investors and other interested parties in the Web site and application hosting industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of the Company's operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditures and working capital requirements.

All trademarks, tradenames and service marks mentioned and/or used herein belong to their respective owners.





                                       9


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                                                      DIGEX, INCORPORATED
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                               UNAUDITED (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                    SEPTEMBER 30,
                                                                  ----------------------------    ----------------------------
                                                                      2001          2000 (3)          2001          2000 (3)
                                                                  ------------    ------------    ------------    ------------
Revenues                                                          $     52,324    $     43,979    $    159,167    $    110,143
Costs and expenses:
       Cost of operations                                                2,710           4,237          12,241          17,275
       Cost of services                                                 28,792          20,193          79,792          46,737
       Selling, general and administrative                              35,964          37,474         109,750          98,243
       Deferred compensation                                               683           1,087           2,489           3,077
       Depreciation and amortization                                    34,035          21,883          95,071          52,435
                                                                  ------------    ------------    ------------    ------------
Total costs and expenses                                               102,184          84,874         299,343         217,767
                                                                  ------------    ------------    ------------    ------------
Loss from operations                                                   (49,860)        (40,895)       (140,176)       (107,624)
Other income (expense):
       Interest expense                                                 (1,670)           (523)         (3,115)         (1,395)
       Interest income and other                                           353             130             572           7,531
                                                                  ------------    ------------    ------------    ------------
Loss before cumulative effect of change in accounting principle        (51,177)        (41,288)       (142,719)       (101,488)
Cumulative effect of change in accounting principle (1)                     --              --              --            (166)

                                                                  ------------    ------------    ------------    ------------
Net loss                                                          $    (51,177)   $    (41,288)   $   (142,719)   $   (101,654)
                                                                  ============    ============    ============    ============

Net loss per common share - basic and diluted                     $      (0.80)   $      (0.65)   $      (2.23)   $      (1.61)
                                                                  ============    ============    ============    ============

Shares used in computing basic and diluted net loss per share       64,138,466      63,616,765      64,055,814      63,248,403
                                                                  ============    ============    ============    ============

EBITDA (2)                                                        $    (15,142)   $    (17,925)   $    (42,616)   $    (52,112)



(1) Represents the cumulative net income effect of implementing SAB 101 as of January 1, 2000.


(2) EBITDA before certain charges consists of earnings (loss) before interest expense, interest income and other, merger-related expenses, foreign exchange gains (losses), income taxes, deferred compensation, depreciation and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not to be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.

(3) The impact of SAB 101 has been retroactively reflected in the statements of operations for the quarter ended and the nine months ended September 30, 2000.


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                                   DIGEX, INCORPORATED
                           SUMMARY CONSOLIDATED BALANCE SHEETS
                     (AMOUNTS IN THOUSANDS, EXCEPT SHARE INFORMATION)

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
                                                            SEPTEMBER 30,   DECEMBER 31,
                                                                2001           2000
                                                            -------------   ------------
                                                             (UNAUDITED)
                            ASSETS
Current assets:
     Cash and cash equivalents                              $      6,522    $     83,434
     Restricted investments                                        3,178           2,000
     Accounts receivable, net of allowance of  $6,033 and
     $4,741 in 2001 and 2000, respectively                        43,420          42,201
     Other current assets                                         14,177          16,119
                                                            -------------   ------------
            Total current assets                                  67,297         143,754
Property and equipment, net                                      354,307         348,975
Other assets                                                      23,552          28,322
                                                            -------------   ------------
            Total assets                                    $    445,156    $    521,051
                                                            ============    ============


             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

     Accounts payable and accrued expenses                  $     61,794    $     59,455
     Other current liabilities                                    18,433          12,377
                                                            -------------   ------------
            Total current liabilities                             80,227          71,832
Deferred revenue                                                   2,559           4,025
Other long term liabilities and stockholders' equity             362,370         445,194
                                                            -------------   ------------
            Total liabilities and stockholders' equity      $    445,156    $    521,051
                                                            ============    ============
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